                                                                    EXHIBIT 12.2

                          LEINER HEALTH PRODUCTS INC.

                   COMPUTATION OF EBITDA TO INTEREST EXPENSE

                             (DOLLARS IN THOUSANDS)

                                                                                                             FOR THE THREE MONTHS
                                                           FISCAL YEARS ENDED MARCH 31,                         ENDED JUNE 30,
                                       --------------------------------------------------------------------  --------------------
                                                                                                 UNAUDITED       (UNAUDITED)
                                                                                                 PRO FORMA
                                         1993(1)      1994       1995       1996       1997       1997(2)      1996       1997
                                       -----------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
Net income (loss)....................   $  (1,033)  $   3,417  $   3,813  $   1,166  $   7,638   $  (2,626)  $     119  $ (12,183)
Add Back:
  Interest expense, net..............       5,791       7,144      9,010      9,924      8,281      23,368       2,152      1,800
  Income taxes.......................         999       3,573      3,524      4,686      8,028       1,669          92     (7,105)
  Depreciation and amortization......       4,586       7,247     10,514     12,288     12,309      12,862       2,867      3,066
  Extraordinary item.................      --          --         --         --          2,756       2,756      --          1,109
  Non-recurring charges:
    Impairment and closure of
      facility.......................      --          --         --          4,730      1,416       1,416      --         --
    Management reorganization........      --          --         --         --          1,000       1,000         187     --
    Compensation related to stock
      options........................      --          --         --         --         --          --          --         15,431
    Management transaction bonuses...      --          --         --         --         --          --          --          5,125
    Other charges....................       3,631       2,017        132        132        528         528          33     --
                                       -----------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
      Subtotal.......................      15,007      19,981     23,180     31,760     34,318      43,599       5,331     19,426
                                       -----------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
EBITDA(3)............................   $  13,974   $  23,398  $  26,993  $  32,926  $  41,956   $  40,973   $   5,450  $   7,243
                                       -----------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                       -----------  ---------  ---------  ---------  ---------  -----------  ---------  ---------

Interest expense, net(3).............   $   5,791   $   7,144  $   9,010  $   9,924  $   8,281   $  23,368   $   2,152  $   1,800
Less amortization of deferred
  financing charges..................      --          --            184        212        239       1,573          59         66
                                       -----------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
Adjusted interest expense, net.......   $   5,791   $   7,144  $   8,826  $   9,712  $   8,042   $  21,795   $   2,093  $   1,734
                                       -----------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                       -----------  ---------  ---------  ---------  ---------  -----------  ---------  ---------

Ratio of EBITDA to interest
  expense............................         2.4         3.3        3.1        3.4        5.2         1.9         2.6        4.2
                                       -----------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                       -----------  ---------  ---------  ---------  ---------  -----------  ---------  ---------


                                          1997
                                        PRO FORMA
                                       -----------
Net income (loss)....................   $  (2,431)
Add Back:
  Interest expense, net..............       5,816
  Income taxes.......................        (604)
  Depreciation and amortization......       3,066
  Extraordinary item.................       1,109
  Non-recurring charges:
    Impairment and closure of
      facility.......................      --
    Management reorganization........      --
    Compensation related to stock
      options........................      --
    Management transaction bonuses...      --
    Other charges....................      --
                                       -----------
      Subtotal.......................       9,387
                                       -----------
EBITDA(3)............................   $   6,956
                                       -----------
                                       -----------
Interest expense, net(3).............   $   5,816
Less amortization of deferred
  financing charges..................         393
                                       -----------
Adjusted interest expense, net.......   $   5,423
                                       -----------
                                       -----------
Ratio of EBITDA to interest
  expense............................         1.3
                                       -----------
                                       -----------


------------------------

(1) The computation of EBITDA to interest expense for the fiscal year ended March 31, 1993 represents the results of operations of LHP, the results of operations for XCEL from the date of its acquisition, and purchase accounting for the acquisitions of LHP and XCEL during that fiscal year. See "The Company."


(2) On January 30, 1997, the Company purchased Vita Health. This column gives effect to the acquisition of Vita Health, as well as the Recapitalization and related transactions. See "Unaudited Pro Forma Financial Information." The Vita Health acquisition was accounted for under the purchase method of accounting. Consequently, the results of operations of Vita Health were included in the consolidated financial results of the Company for the two months ended March 31, 1997. The pro forma column includes the operating results of Vita Health for the additional ten months ended January 30, 1997.


(3) For purposes of calculating the ratio of EBITDA to interest expense, interest expense excludes the amortization of deferred financing fees, which is included in interest expense in the income statement in the audited consolidated financial statements.


   "EBITDA," as presented, represents earnings before interest expense, income taxes, depreciation and amortization and extraordinary item, and also excludes certain expenses that are not expected to be continued. (See Notes 5 and 6 to the "Selected Historical and Pro Forma Financial Data"). EBITDA is included because management understands that such information is considered by certain investors to be an additional basis for evaluating the Company's ability to pay interest, repay debt and make capital expenditures. EBITDA should not be considered an alternative to measures of operating performance as determined in accordance with generally accepted accounting principles, including net income as a measure of the Company's operating results and cash flows as a measure of the Company's liquidity. Because EBITDA is not calculated identically by all companies, the presentation herein may not be comparable to other similarly titled measures of other companies.



   EBITDA for Pro Forma Fiscal 1997 was $43.4 million, excluding the discontinued profit distribution at Vita Health of $2.4 million.